Exhibit 10.2
AMENDMENT TO
PERFORMANCE UNIT AWARD AGREEMENT

This AMENDMENT TO PERFORMANCE UNIT AWARD AGREEMENT (this “Amendment”) is made and entered into as of December 22, 2021, by and between CVR Energy, Inc., a Delaware corporation (the “Company”) and David L. Lamp (the “Grantee”).

    The Company and the Grantee are parties to a Performance Unit Award Agreement dated as of November 1, 2017 (the “Agreement”). The parties hereto desire to amend the Agreement as provided herein.

1.    Section 162(m) Compliance. Section 1.3 of the Agreement is hereby deleted in its entirety.
2.    Performance Vesting Condition. Sections 2(a) and 2(b) of the Agreement are hereby deleted in their entirety and replaced with the following:
“(a)    For purposes of the Award, the performance period shall commence on January 1, 2018 and end on December 31, 2024 (the “Performance Cycle”). Following the end of the Performance Cycle, 100% of the Award shall vest if, and only if, the average closing price of the Company’s common stock on the New York Stock Exchange over the 30-trading day period beginning on January 6, 2025 and ending on February 20, 2025 (such end date, the “Calculation End Date”) is equal to or greater than $60.00 per share (subject to any equitable adjustments required to account for splits, dividends, combinations, acquisitions, dispositions, recapitalizations and the like) (such vesting condition, the “Vesting Condition”).
(b)    As soon as reasonably practicable after the Calculation End Date, but in any event on or before March 1, 2025, the Committee shall determine and certify whether the Vesting Condition has been achieved (the date of such certification, the “Certification Date”). If the Committee determines that the Vesting Condition has not been achieved, the Award shall be immediately forfeited and terminated on the date of such determination.”
3.    Forfeiture of the Award. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary in this Agreement or otherwise, the Award shall be immediately forfeited and terminated if, at any time, on or prior to December 31, 2024, any one or more of the following occurs: (i) the Grantee’s employment with the Company, a Subsidiary or Division is terminated for any or no reason; (ii) a Change in Control occurs; or (iii) the Board approves a transaction, which, if consummated, would constitute a Change in Control. For the avoidance of doubt, in no event shall Grantee become entitled to receive payment under this Agreement in respect of the Award if Grantee receives, or becomes entitled to receive, the “Incentive Payment” following the occurrence of the “Incentive Achievement Date” (as such terms are defined in the Grantee’s employment agreement with the Company dated on or about the date hereof). If, at any time, after December 31, 2024 and on or prior to the Payment Date, the Grantee’s employment with the Company, a Subsidiary or Division is terminated by the

Company for Cause or by the Grantee without Good Reason, the Award shall be immediately forfeited and terminated.”

4.    Ratify Agreement. Except as expressly amended hereby, the Agreement will remain unamended and in full force and effect in accordance with its terms. The amendments provided herein will be limited precisely as drafted and will not constitute an amendment of any other term, condition or provision of the Agreement.

5.    Cross References. References in the Agreement to “Agreement”, “hereof”, “herein”, and words of similar import are deemed to be a reference to the Agreement as amended by this Amendment.

6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

The parties have executed this Amendment as of the date first written above.

CVR ENERGY, INC.
/s/ David Lamp	/s/ Melissa M. Buhrig
DAVID LAMP	By: Melissa M. Buhrig Title: Executive Vice President, General Counsel and Secretary

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